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                                AMERIKING, INC.
                              CALCULATION OF EPS

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
                                                                                     Dec. 28, 1999 to   Dec. 29, 1998 to
                                                                                       Dec. 25, 2000      Dec. 27, 1999
                                                                                     ----------------    ---------------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                   (18,952,000)           817,000
Earnings available to stockholders
Dividends
 Preferred Stock                                                                             (621,000)          (585,000)
 Senior Preferred Stock                                                                    (6,026,000)        (5,325,000)
Amortization of issuance costs                                                               (119,000)          (119,000)
                                                                                     ----------------   ----------------
Income (loss) befor extraordinary item available to common stockholders                   (25,718,000)        (5,212,000)
Extraordinary item - loss from early extinguishment of debt (net of taxes)                          -                  -
                                                                                     ----------------   ----------------
Income (loss) available to common stockholders                                            (25,718,000)        (5,212,000)

Weighted average number of common shares                                                      902,992            902,992
Dilutive effect of options and warrants                                                             -                  -
                                                                                     ----------------   ----------------
Weighted average number of common shares outstanding - basic                                  902,992            902,992

Net income (loss) per common share before extraordinary item - basic                           (28.48)             (5.77)
Extraordinary item - basic                                                                          -                  -
                                                                                     ----------------   ----------------
Net income (loss) per common share - basic                                                     (28.48)             (5.77)

Net income (loss) per common share before extraordinary item - diluted                         (28.48)             (5.77)
Extraordinary item - diluted                                                                        -                  -
                                                                                     ----------------   ----------------
Net income (loss) per common share - diluted                                                   (28.48)             (5.77)

Weighted average number of common shares basic:
 Original shares                                                                              863,290            863,290
 Option shares                                                                                  9,702              9,702
 Warrant shares                                                                                     -                  -
 Common stock units                                                                            30,000             30,000
                                                                                     ----------------   ----------------
 Total                                                                                        902,992            902,992

Weighted average number of common shares - diluted
 Original shares                                                                              863,290            863,290
 Option shares                                                                                  9,702              9,702
 Warrant shares                                                                                     -                  -
 Common stock units                                                                            30,000             30,000
                                                                                     ----------------   ----------------
 Total                                                                                        902,992            902,992
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